SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule § 240.14a-12

DOCUMENT SCIENCES CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐    Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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DOCUMENT SCIENCES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 29, 2004

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation, will be held on Thursday, April 29, 2004 at 9:00 a.m., Pacific Standard Time, at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve the 2004 Stock Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 19, 2004 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

BY ORDER OF THE BOARD OF

DIRECTORS

JOHN L. MCGANNON

President, Chief Executive Officer,

Chief Financial Officer and Director

Carlsbad, California

March 26, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

DOCUMENT SCIENCES CORPORATION

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

April 29, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Document Sciences Corporation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 29, 2004 at 9:00 a.m., Pacific Standard Time, and at any postponement or adjournment thereof. The Proxies are being solicited for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

The Annual Meeting will be held at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009. The telephone number at that location is (760) 827-3200.

These proxy solicitation materials were mailed on or about March 31, 2004, together with our 2003 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Revocability of Proxies and Proxies Generally

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of Document Sciences:

•	a written notice of revocation;

•	a duly executed proxy bearing a later date; or

•	by attending the Annual Meeting and voting in person.

Written notices of revocation and other communications with respect to the revocation of our proxies should be addressed to our principal executive offices at 6339 Paseo del Lago, Carlsbad, California 92009, Attention: Corporate Secretary. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies. If nothing is specified, the proxies will be voted FOR each of the proposals. Our Board of Directors is unaware of any other matters that may be presented for action at the Annual Meeting. If other matters do properly come before the Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

Voting and Solicitation

Each stockholder is entitled to one vote for each share of common stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

We will pay the costs associated with soliciting the proxies and have retained InvestorCom, Inc. in connection with the solicitation of proxies for a fee of approximately $5,000 plus expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain directors, officers and regular employees, without additional compensation, may also solicit proxies in person, by telephone, telegram, letter or facsimile.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on March 19, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of March 19, 2004, 3,252,974 shares of our common stock, $0.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Beneficial Security Ownership of Management and Certain Beneficial Owners” in this Proxy Statement.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. The four persons receiving the greatest number of the votes of the shares present in person or represented by proxy at the meeting will be elected to our Board of Directors. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve our 2004 Stock Incentive Plan and to ratify the appointment of auditors.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. With regard to proposals other than the election of directors, abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be “votes cast.” As a result, broker non-votes are not included in the tabulation of, and have no effect on, the voting results on any of these matters. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

Our bylaws establish advance notice procedures that a stockholder must follow in order to nominate persons for election as directors or to otherwise introduce an item of business at an annual or special meeting of stockholders. These procedures provide that, so long as prior notice or public disclosure of the annual or special meeting of stockholders has been given or made at least 100 days prior to such meeting, notice of nominations for director nominees and/or an item of business proposed to be introduced at an annual or special meeting of stockholders must be received by our Corporate Secretary at our principal executive offices no later than 90 days in advance of such meeting. If prior notice or public disclosure of the meeting has not been given at least 100 days prior to such meeting, then the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. The form of such notice must set forth:

•	the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the stockholder is a holder of record of stock of Document Sciences entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by our Board of Directors; and

•	if applicable, the consent of each nominee to serve as a director of Document Sciences if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the procedures described above.

Any stockholder proposals, including director nominations, that are intended to be considered for inclusion in our 2005 proxy solicitation materials must be in writing and received by our Corporate Secretary no later than November 28, 2004; and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Such proposals should be sent to the attention of our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

Document Sciences Corporation

6339 Paseo del Lago

Carlsbad, California 92009

Stockholders may contact our Corporate Secretary at the address above for a copy of the bylaw provisions that set forth the requirements for making stockholder proposals and nominating an individual for election as a director.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our four nominees named below, all of whom are presently directors. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable to or will decline to serve as a director. The term of office of each person elected as a director will continue until our next annual meeting of stockholders or until a successor has been elected and qualified.

The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of Document Sciences.

Name	Age (1)	Principal Occupation
John L. McGannon	43	President, Chief Executive Officer, Chief Financial Officer and Director of Document Sciences Corporation.

Thomas L. Ringer	72	Chairman of the Boards of Directors of the following: Document Sciences Corporation, Wedbush Morgan Securities, Inc., M.S. Aerospace, Inc. and The Center for Corporate Innovation. Director of California Amplifier, Inc.

Barton L. Faber	56	Chairman and Chief Executive Officer of FABERcapital.

Colin J. O’Brien	65	Private investor.

(1)	As of March 19, 2004.

John L. McGannon has served as President and Chief Executive Officer of Document Sciences since January 2001 and as our Chief Financial Officer since December 1999. He has also served as Vice President, Chief Administrative Officer and Controller since joining Document Sciences in September 1998. From June 1997 through August 1998, he served as the Manager of Financial Analysis and Planning for Simulation Sciences, Inc., a California-based software developer for the oil and chemical engineering industries. Mr. McGannon worked for Chevron Corporation from 1988 to 1997 in a variety of financial management positions. Mr. McGannon currently serves as a member of the Board of Directors of Objectiva Software Solutions, Inc. Mr. McGannon holds a BA degree from Stanford University and an MBA from Carnegie Mellon University.

Thomas L. Ringer has served as Chairman of the Board of Directors of Document Sciences since March 1998 and has been a director of Document Sciences since 1992. He is currently Chairman of the Boards of Directors of Wedbush Morgan Securities, Inc., M.S. Aerospace, Inc. and The Center for Corporate Innovation. In addition, Mr. Ringer serves on the Board of Directors of California Amplifier, Inc. Mr. Ringer holds BS and MBA degrees from Indiana University.

Barton L. Faber has served as a director of Document Sciences since July 1996. He served as President and Chief Executive Officer of Document Sciences from June 1999 through January 2001. From 1996 to 1998, he served as Chairman of the Board of Directors and Chief Executive Officer of Metromail. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley, a financial printing firm. Before joining R.R. Donnelley, he held various positions with Mobil Oil Corporation and Continental Illinois Corp. Mr. Faber currently serves as Chairman and Chief Executive Officer of FABERcapital and as a member of the Boards of Directors of Email Bureau, Looking Glass Technologies and Intervisual Communications. Mr. Faber holds a BS degree from Arizona State University and an MBA from New York University.

Colin J. O’Brien has served as a director of Document Sciences since December 1995. From February 1992 to January 2001, he was employed in various positions at Xerox and last served as Executive Chairman and Chief Executive Officer of XESystems, Inc., a subsidiary of Xerox. Before February 1992, Mr. O’Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to founding Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications Inc. Mr. O’Brien currently serves on the Board of Directors of Scientific Games Corporation, a gaming company.

Director Independence

The Board of Directors has determined that each of Messrs. Ringer, Faber and O’Brien are independent directors within the meaning of Rule 4200(a)15 of The Nasdaq Stock Market, Inc. (NASDAQ) listing standards. Mr. McGannon does not meet the aforementioned independence standards because of his relationship as an employee of Document Sciences.

Required Vote

The four nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1.

PROPOSAL TWO

APPROVAL OF 2004 STOCK INCENTIVE PLAN

Document Sciences currently uses equity compensation under its 1995 Stock Incentive Plan (1995 Plan) as part of the compensation package it offers to its employees, directors and consultants. As of March 19, 2004, 217,944 shares had been issued under the 1995 Plan, 2,129,301 shares underlying outstanding options had been awarded and 439,562 shares were available for future issuance under the 1995 Plan. Due to, among other matters, the shortage of shares available under the 1995 Plan and the scheduled termination of the 1995 Plan in 2005, the Board of Directors determined that it is in the best interests of Document Sciences and its stockholders to adopt a new equity compensation plan in order to be able to continue to attract and retain the services of individuals essential to Document Sciences’ long-term growth and success. Accordingly, our Board of Directors has adopted the 2004 Stock Incentive Plan (2004 Plan) under which 900,000 shares of common stock will be available for issuance, subject to stockholder approval. The stockholders are being asked to approve the 2004 Plan at the Annual Meeting.

Summary of 2004 Stock Incentive Plan

The following summary of the 2004 Plan is qualified in its entirety by the terms of the 2004 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Rights. Options, restricted stock and stock appreciation rights may be granted under the 2004 Plan.

Administration. The 2004 Plan may be administered by the Board of Directors or a Committee appointed by the Board (as applicable, the “Administrator”). The Administrator may make any determinations deemed necessary or advisable for the 2004 Plan.

Eligibility. Directors, employees and consultants of Document Sciences, any parent or any subsidiary are eligible to receive rights under the 2004 Plan. As of March 19, 2004, approximately 125 employees and four non-employee directors would have been eligible to participate in the 2004 Plan if it were in effect at that time. The Administrator, in its discretion, selects the employees and consultants to whom rights may be granted and the terms of such rights, subject to any limitations contained in the 2004 Plan.

Limitations. The 2004 Plan provides that no individual may be granted rights to purchase more than 100,000 shares of common stock in any calendar year.

Options. Each option is evidenced by a stock option agreement between Document Sciences and the optionee, and is subject to the following terms and conditions:

Type: Options granted under the 2004 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986 (Code), as amended, or nonstatutory stock options. Incentive stock options may only be granted to employees.

Exercise Price. The Administrator determines the exercise price of an option at the time the option is granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock on the date the option is granted. On March 19, 2004, the fair market value of the common stock was $5.06.

Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable; however, options must vest at least 20% per year if granted to an individual who is not a director, officer or consultant. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2004 Plan permits payment to be made by cash or cash equivalents, or with the approval of the Administrator, by other shares of common stock of Document Sciences (with some restrictions), cashless exercises or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant. However, an incentive stock option granted to a 10% stockholder may not have a term longer than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the 2004 Plan will generally expire within 90 days after such termination or such other period as set forth in his or her option agreement. In addition, the 2004 Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee’s death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the 2004 Plan are not transferable other than by will or the laws of descent and distribution.

Terms and Conditions of Non-Employee Director Options. Each non-employee director automatically receives a nonstatutory option to purchase up to 30,000 shares of common stock on the date following each annual meeting of stockholders, which will vest 25% on each anniversary of the grant date, provided such non-employee director is still serving on the Board of Directors at such time. Each of the non-employee director options have an exercise price equal to 100% of the fair market value of the common stock on the date such option is granted and have a term of 10 years. In addition to these automatic non-employee director options, non-employee directors are eligible to receive certain general grants of rights under the 2004 Plan, including but not limited to other nonstatutory options, at the discretion of the Administrator and consistent with the terms of the 2004 Plan.

Stock Appreciation Rights. The Administrator may grant stock appreciation rights that are related or unrelated to an option. In either case, the holder will be entitled to receive cash, stock or a combination of cash and stock equal to the appreciation in value of Document Sciences’ stock since the time the stock appreciation right was granted.

Restricted Stock. The Administrator may issue restricted stock under the 2004 Plan. The restricted stock will be subject to a repurchase option granted in favor of Document Sciences that is exercisable upon the termination of the purchaser’s employment with Document Sciences for any reason (including death or disability). The purchase price for shares repurchased will be the original price paid by the purchaser. The repurchase option will lapse at a rate determined by the Administrator and may be based on service and/or the achievement of certain performance criteria.

Performance Criteria. Performance criteria may include any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Document Sciences as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured over a specified time period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the right: (a) cash flow, (b) earnings per share, (c) earnings before any one or more of interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, (n) market share, (o) overhead or other expense reduction, (p) leverage or other liquidity criteria or (q) any other similar performance criteria.

Adjustments Upon Changes in Capitalization. In the event that the stock of Document Sciences changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of Document Sciences effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2004 Plan, the number and class of shares of stock subject to any right outstanding under the 2004 Plan, the exercise price of any such outstanding right and the per person limitations contained in the 2004 Plan.

In the event of a liquidation or dissolution, the Administrator may, in its sole discretion, provide that each holder will have the right to exercise all of the holder’s then exercisable rights subsequent to such liquidation or dissolution. Alternatively, the Administrator may terminate any unexercised rights, provided that each holder will be given not less than thirty days’ written notice in which the holder may exercise his or her rights, to the extent that such rights are then exercisable, on the condition that the liquidation or dissolution actually occurs.

In connection with any merger, consolidation, acquisition of assets or like occurrence involving Document Sciences in which Document Sciences does not survive, the Administrator may provide that each outstanding option or stock purchase right may be assumed or an equivalent option or right may be substituted by the successor corporation. In the event of a change in control (as defined in the 2004 Plan), all outstanding rights will become immediately vested in full.

Amendment and Termination of the 2004 Plan. The Board of Directors may amend, alter, suspend or terminate the 2004 Plan, or any part thereof, at any time and for any reason; provided however, that Document Sciences must obtain stockholder approval for any amendment to the 2004 Plan to the extent necessary to comply with applicable law. No such action by the Board or stockholders may alter or impair any right previously granted under the 2004 Plan without the written consent of the holder. Unless terminated earlier, the 2004 Plan will terminate ten years from the date of its approval by the Board.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards made under the 2004 Plan, based on federal income tax laws currently in effect. The exact federal income tax treatment of an award will depend on the specific nature of such award.

Incentive Stock Options. Options granted under the 2004 Plan may qualify as incentive stock options within the meaning of Section 422 of the Code. If an optionee exercises an incentive stock option in accordance with its terms and does not dispose of the shares acquired within two years from the date of the grant of the incentive stock option or within one year from the date of exercise (the “Required Holding Periods”), an optionee generally will not be subject to regular federal income tax liability and Document Sciences will not be entitled to any deduction, on either the grant or the exercise of an incentive stock option. An optionee’s basis in the shares acquired upon exercise will be the amount paid upon exercise. Provided an optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, an optionee’s gain or loss, if any, recognized on the sale or other disposition will be capital gain or loss. The amount of an optionee’s gain or loss will be the difference between the amount realized on the disposition of the shares and the optionee’s basis in the shares.

If, however, an optionee disposes of the acquired shares at any time prior to the expiration of the Required Holding Periods, then (subject to certain exceptions), the optionee will recognize ordinary income at the time of such disposition which will equal the excess, if any, of the lesser of (1) the amount realized on such disposition or (2) the fair market value of the shares on the date of exercise, over the optionee’s basis in the shares. Document Sciences generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by an optionee. Any gain in excess of such ordinary income amount will be a short-term or long-term capital gain, depending on the optionee’s holding period. If an optionee disposes of such shares for less than the optionee’s basis in the shares, the difference between the amount realized and the optionee’s basis will be short-term or long-term capital loss, depending upon the holding period of the shares.

The amount by which the fair market value of shares the optionee acquires upon exercise of an incentive stock option (determined as of the date of exercise) exceeds the purchase price paid for the shares upon exercise of the incentive stock option will be included as a positive adjustment in the calculation of the optionee’s “alternative minimum taxable income” in the year of exercise.

Nonqualified Stock Options. In general, there are no tax consequences to the optionee or to Document Sciences on the grant of a nonstatutory stock option. On exercise, however, the optionee generally will recognize ordinary income equal to the excess of the fair market value of the shares as of the exercise date over the purchase price paid for such shares, and Document Sciences will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. Provided the shares received under a nonstatutory stock option are held as a capital asset, upon the subsequent disposition of the shares the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares. The basis will be equal to the sum of the price paid for the shares and the amount of income realized upon exercise of the option. Any capital gain or loss to the optionee will be characterized as short-term or long-term, depending upon the holding period of the shares.

Restricted Stock. Unless the recipient makes an election under Section 83(b) of the Code (83(b) Election) within 30 days after the receipt of restricted stock, the recipient is not taxed and Document Sciences is not entitled to a deduction until the restriction lapses, and at that time the recipient will recognize ordinary income equal to the difference between the then fair market value of the common stock and the amount, if any, paid by the recipient for the common stock, and the recipient’s tax basis in the common stock will be equal to the then fair market value of the common stock. If the recipient makes a timely 83(b) Election, the recipient will recognize ordinary income at the time of the election equal to the difference between the fair market value of the restricted stock on the date of grant and the amount, if any, paid by the recipient for the common stock, and the recipient’s tax basis in the common stock will equal the fair market value of the common stock on the grant date. Any subsequent sale of the common stock by the recipient generally will, depending upon the length of the holding period beginning just after the date the restriction on the common stock lapses or where an 83(b) Election is made just after the grant date, be treated as short term or long term capital gain or loss equal to the difference between the sale price and the recipient’s tax basis. Document Sciences generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient.

Other Awards. In addition to the types of awards described above, the 2004 Plan authorizes certain other awards that may include payments in cash, common stock or a combination of cash and common stock. The tax consequences of such awards will depend upon the specific terms of such awards. Generally, however, a participant who receives an award payable in cash will recognize ordinary income with respect to such award at the earliest time at which the participant has an unrestricted right to receive the amount of the cash payment, and Document Sciences will be entitled to a corresponding deduction. In general, the sale or grant of stock to a participant under the 2004 Plan will be a taxable event at the time of the sale or grant if such stock at that time is not subject to a substantial risk of forfeiture or is transferable within the meaning of Section 83 of the Code in the hands of the participant. (For such purposes, stock is ordinarily considered to be transferable if it can be transferred to another person who takes the stock free of any substantial risk of forfeiture.) In such case, the participant will recognize ordinary income, and Document Sciences will be entitled to a deduction, equal to the excess of the fair market value of such stock on the date of the sale or grant over the amount, if any, paid for such stock. Stock that at the time of receipt by a participant is subject to a substantial risk of forfeiture and that is not transferable within the meaning of Code Section 83 generally will be taxed under the rules applicable to Restricted Stock as described above.

Miscellaneous Tax Issues. The terms of awards granted under the 2004 Plan may provide for accelerated vesting or payment of an award in connection with a change of control of Document Sciences. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payments” and Document Sciences will be denied any deduction with respect to such payment.

In general, Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by Document Sciences in any tax year with respect to Document Sciences’ named executive officers, including any compensation relating to an award granted under the 2004 Plan. Compensation that is considered to be performance-based will not have to be taken into account for purposes of the $1 million limitation, and accordingly, should be deductible by Document Sciences without limitation under Code Section 162(m). Provided an option is approved by a committee comprised of two or more “outside directors,” has an exercise price of at least fair market value on the date of grant and the plan under which the option is granted imposes a per person limit on the number of shares covered by awards, any compensation deemed paid by Document Sciences in connection with the disqualifying disposition of incentive stock option shares or the exercise of nonstatutory options will qualify as performance-based compensation for purposes of Code Section 162(m). An award may also qualify as performance-based compensation if the Administrator conditions the grant, vesting or exercisability of such an award on the attainment of a preestablished objective performance goal.

Document Sciences will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Plan. Whether or not such withholding is required, Document Sciences will make such information reports to the Internal Revenue Service as may be required with respect to any income (whether or not that of an employee) attributable to transactions involving awards.

Accounting Treatment

Option grants or stock issuances made to employees or directors under the 2004 Plan that have fixed exercise or issue prices that are equal to or greater than the fair market value per share on the grant or issue date will not result in any direct charge to Document Sciences’ reported earnings. However, the fair value of those options is required to be disclosed in the notes to Document Sciences’ financial statements, and Document Sciences must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon Document Sciences’ reported earnings were the fair value of those options at the time of grant treated as a compensation expense.

Option grants or stock issuances made to employees or directors under the 2004 Plan that have exercise or issue prices that are less than the fair market value per share on the grant or issue date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against Document Sciences’ earnings over the period that the option shares or issued shares are to vest.

The Financial Accounting Standards Board (FASB) has initiated a project to reconsider the appropriate accounting treatment for employee stock options. Accordingly, the foregoing summary of the applicable accounting treatment for stock options and stock appreciation rights may substantially change in the event that the FASB were to conclude that employee stock options should be valued, either as of the grant date or other appropriate measurement date, under an appropriate option valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period.

New Plan Benefits

Participation in the 2004 Plan is in the discretion of the Administrator, except that non-employee directors automatically receive non-employee director options in accordance with the 2004 Plan. If this Proposal 2 is approved, each of the non-employee directors standing for re-election, Messrs. Ringer, Faber and O’Brien, would receive, upon re-election to the Board of Directors, an automatic grant of an option to purchase up to 30,000 shares of our common stock with an exercise price equal to 100% of the fair market value of our common stock on the date of grant. Finally, under the 2004 Plan, each non-employee director will be eligible to receive future rights of other nonstatutory stock options or other types of rights under the 2004 Plan as determined by the Administrator in its discretion. These future rights, if granted, would be in addition to the non-employee director options that non-employee directors receive under the 2004 Plan. The amount and timing of any grants of such discretionary awards are not determinable. In addition, future participation by executive officers and other employees under the 2004 Plan is not determinable.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a majority of the shares present in person or represented or by proxy is required to approve the proposal to adopt the 2004 Plan.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2 TO ADOPT THE 2004 PLAN.

EQUITY COMPENSATION PLAN INFORMATION

Securities Available for Issuance Under the Company’s Equity Compensation Plans

The following table provides information with respect to our equity compensation plans as of December 31, 2003, which plans were as follows: the 1993 Stock Option Plan, the 1995 Stock Incentive Plan and the 1997 Employee Stock Purchase Plan, as amended.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,177,049	$2.27	595,016	(1)

Equity compensation plans not approved by security holders	—	—	—

Totals	2,177,049	$2.27	595,016

(1)	Includes 138,767 shares of our common stock that may be issued under the 1997 Employee Stock Purchase Plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent auditors to audit our financial statements for the fiscal year ending December 31, 2004. Ernst & Young has audited our financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the Annual Meeting, will have the opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required to ratify Ernst & Young as our independent auditors for fiscal year ending December 31, 2004. In the event that stockholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by our Audit Committee.

Principal Audit Fees and All Other Services

The following table shows the aggregate fees paid or accrued by us for audit and other services provided by Ernst & Young for fiscal years ended December 31, 2003 and December 31, 2002. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended December 31,
	2003	2002
Audit Fees (for annual audit, reviews of our quarterly reports on Form 10-Q, review of the annual proxy statement and consents for filings on Form S-8) (1)	$216,576	$181,720
Audit-related Fees (for assistance in responding to SEC comment letter) (2)	0	10,234
Tax Fees (2)	0	0
All Other Fees (2)	0	0

Total Fees	$216,576	$191,954

(1)	Includes fees and out-of-pocket expenses for the year’s audit and related quarterly reviews, whether or not yet billed.
(2)	Includes amounts billed and related out-of-pocket expenses for services rendered during the year.

All fees for 2003 described above were approved by the Audit Committee.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided by the independent auditor. For audit services, each year the independent auditor provides the Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing such services, which must be formally approved by the Committee before the audit commences.

Each year, management submits to the Audit Committee a list of audit-related and non-audit services with respect to which the independent auditor may be engaged. When assessing whether it is appropriate to engage the independent auditor to perform such services, the Committee considers, among other matters, whether such services are consistent with the auditor’s independence. After making such a determination the Committee approves the proposed audit-related and non-audit services and an aggregate cap on fees associated with such services.

In order to expedite the handling of unexpected matters, the Committee has authorized its Chairman to approve non-audit services that do not fall within the pre-approved list. If the Chairman approves such services, he reports the action taken to the Committee at its next regular meeting. All audit, audit-related and permissible non-audit services provided by our independent auditors for the fiscal year ended December 31, 2003 were approved or pre-approved in accordance with the foregoing policy. In addition, the Audit Committee considered the provision of the services listed in the table above by Ernst & Young and determined that the provision of such services was compatible with maintaining the independence of Ernst & Young.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 3 TO RATIFY ERNST & YOUNG AS OUR INDEPENDENT AUDITORS.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors held a total of five meetings during the fiscal year ended December 31, 2003. No incumbent director, during the time he was a member of the Board, attended fewer than 75% of the aggregate of all meetings of our Board, or its committees on which he served, which occurred during fiscal year 2003. In addition, our policy is to encourage the members of our Board to attend our annual meetings of stockholders. The 2003 annual meeting of stockholders was attended by all of our incumbent directors.

Our Board of Directors has standing Audit, Compensation, and Governance and Nominating Committees. Our Audit Committee currently consists of Mr. Faber, Mr. O’Brien and Mr. Ringer (Chairman). Our Compensation Committee currently consists of Mr. Faber (Chairman), Mr. O’Brien and Mr. Ringer. Our Governance and Nominating Committee currently consists of Mr. Faber and Mr. O’Brien (Chairman).

Audit Committee

Our Audit Committee operates under a written charter that has been adopted by our Board of Directors and is attached hereto as Appendix B to this Proxy Statement. The Audit Committee has been established in accordance with Securities and Exchange Commission rules and regulations, and all the members of our Audit Committee are independent directors as independence for audit committee members is defined under NASDAQ listing standards. In addition, our Board has determined that Thomas L. Ringer qualifies as an “audit committee financial expert” within the meaning of the Securities and Exchange Commission rules and regulations.

Our Audit Committee met four times in fiscal year 2003 and is primarily responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee’s purposes include, among others:

•	the annual appointment of the public accounting firm to be our outside auditors

•	reviewing with the outside auditors the scope of the audit, the auditors’ fees and related matters;

•	considering whether the provision of non-audit services by the outside auditors is compatible with maintaining their independence;

•	reviewing and approving in advance all audit and permissible non-audit services provided by the outside auditors;

•	receiving copies of the annual comments from the outside auditors on accounting procedures and systems of control;

•	reviewing with the outside auditors any questions, comments or suggestions they may have relating to our internal controls, accounting practices or procedures or those of our subsidiaries;

•	reviewing with management and the outside auditors our annual and quarterly financial statements and any material changes in accounting principles of practices used in preparing the statements before the filing of a report on Form 10-K or 10-Q with the SEC;

•	receiving from the outside auditors the report required by Independence Standards Board Standard No.1 as in effect at that time and discusses it with the outside auditors;

•	reviewing periodically the adequacy of our systems of internal controls and accounting practices; and

•	reviewing compliance with laws, regulations and internal procedures, and contingent liabilities and risks that may be material to us.

Compensation Committee

Our Compensation Committee, which met twice in fiscal year 2003, represents the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers and directors. All of the members of our Compensation Committee are independent directors as defined under applicable NASDAQ listing standards. Under the Compensation Committee’s written charter, the Committee’s responsibilities include, among others:

•	reviewing and approving the compensation and benefits for our Chief Executive Officer and other executive officers;

•	administering our stock purchase and stock option plans; and

•	determining which eligible individuals (excluding non-employee directors) receive grants under such plans and the size of such grants.

Governance and Nominating Committee

Our Board of Directors established the Governance and Nominating Committee in January 2004. The purpose of the Governance and Nominating Committee is to assist the Board by identifying and recommending to the Board individuals qualified to become members of our Board of Directors and playing a leadership role in shaping our corporate governance principles. All of the members of our Governance and Nominating Committee are independent directors as defined under applicable NASDAQ listing standards. Under the Governance and Nominating Committee’s written charter, the Committee’s responsibilities include, among others:

•	identifying, reviewing the qualifications of and recruiting candidates for the Board of Directors;

•	considering properly submitted stockholder proposals that nominate candidates for membership on the Board;

•	recommending the slate of directors to be nominated by the Board for election at our annual meetings of stockholders;

•	overseeing the periodic evaluation of the Board, including an assessment of the contributions and independence of each of the incumbent directors; and

•	recommending to the Board the structure, composition and function of the Board and its committees.

Our Governance and Nominating Committee considers stockholder nominations for candidates for membership on the Board of Directors when properly submitted in accordance with our bylaws. Our bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Corporate Secretary as described above under “Deadline for Receipt of Stockholder Proposals” in this Proxy Statement. The Governance and Nominating Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.

In addition to stockholder nominations, the Governance and Nomination Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through our officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Governance and Nominating Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current needs of the Board of Directors. This assessment includes an evaluation of the nominee’s judgment and skills, such as leadership, objectivity, business and financial experience at a strategy/policy making level and the professional and personal ethics of such nominee. In addition, each member of the Board of Directors must have sufficient time available to carry out the significant responsibilities relating to serving on the Board and must be committed to increasing stockholder value.

Compensation of Directors

In October 2003, we approved a director compensation arrangement pursuant to which directors who are not employees receive the following compensation:

•	annual retainer of $10,000 for each director and $25,000 for the Chairman of the Board;

•	$600 per day per Board meeting attended in person;

•	$300 per Board meeting attended by teleconference;

•	$600 for each committee meeting attended in person;

•	$300 for each committee meeting attended by teleconference; and

•	a stock option grant to acquire up to 30,000 shares of our common stock, granted under the 1995 Stock Incentive Plan as of the business day immediately following each annual meeting of stockholders.

Directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Communications with our Board of Directors

Stockholders may communicate with our Board of Directors, any of its constituent committees or any member thereof by means of a letter addressed to the Board of Directors, its constituent committees or individual directors and sent care of Chairman of the Governance and Nominating Committee at Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009. All stockholder communications received by the Chairman of the Governance and Nominating Committee will be forwarded to the addressees of such communications accordingly.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The executive officers of Document Sciences and their ages, as of March 19, 2004, are as follows:

Name	Age	Position
John L. McGannon	43	President, Chief Executive Officer and Chief Financial Officer
Daniel J. Fregeau	47	Executive Vice President
J. Douglas Pike	48	Vice President, Sales
Lisa L. Sutrick	40	Vice President, Product Planning and Development

The following is information regarding those persons currently serving as executive officers of Document Sciences, with the exception of Mr. McGannon whose information appears in “Proposal 1 Election of Directors – Nominees” on page 3.

Daniel J. Fregeau has served as our Executive Vice President since January 2001. From 1998 to 2001, he served as our Vice President of Worldwide Sales and Business Development. From 1997 to 1998, he served as our Vice President, Business Development. From 1994 to 1997, he served as our Vice President, Marketing and from 1992 to 1994, he served as our Vice President, Sales. Before joining Document Sciences, Mr. Fregeau was Marketing Manager for the Networking Division of Sears Business Centers, San Diego, from 1990 to 1992. Mr. Fregeau was a founder and principal of MicroAge in San Diego from 1988 to 1990. From 1982 to 1988, he held several positions with Xerox Corporation’s Electronic Publishing Business Unit including Manager of Systems Engineering and Integration, Technical Program Manager and Project Manager. While at Xerox, Mr. Fregeau

designed and directed the development of several publishing products and was a key contributor to the launch of the XICS (now CompuSet) product in the U.S. and Canada.

J. Douglas Pike has served as our Vice President, Sales since January 2001. He has also served as our Director of U.S. Sales and Area Sales Manager since joining Document Sciences in January 1995. From 1990 to 1994, Mr. Pike was employed by Xerox Corporation to provide digital printing solutions to major accounts in the insurance and finance industries. He also worked for Unisys Corporation for seven years providing custom software application and database solutions as an account executive. Mr. Pike holds a B.S. degree in Industrial Technology from the State University of New York.

Lisa L. Sutrick has served as our Vice President, Product Planning and Development since January 2002. She had previously served in the capacities of Director of Product Planning and Development, Director of Product Marketing, Product Marketing Manager for Document Library Services and Program Manager in Development since joining Document Sciences in May 1997. From 1987 to 1997, Ms. Sutrick held a variety of customer focused software development positions at Data Retrieval Corporation, a Wisconsin software company purchased by Document Sciences in May 1997. Ms. Sutrick holds a B.S. degree in Applied Mathematics from the University of Wisconsin, Stout.

Summary Compensation Table

The following table shows information concerning compensation paid for services to Document Sciences during the last three fiscal years, as to the Chief Executive Officer and our other most highly compensated executive officers who were serving as our executive officers on December 31, 2003 and earned $100,000 in salary and bonuses in fiscal year 2003.

		Annual Compensation		Long-term Compensation Awards
Name and Principal Position	Year	Salary	Bonuses and Commissions (1)	Securities Underlying Options (#)	All Other Compensation (2)
John L. McGannon	2003	$226,000	$—	75,000	$13,172
President, Chief Executive Officer and	2002	224,333	75,000	40,000	15,266	(3)
Chief Financial Officer	2001	191,416	50,000	150,000	10,772

Daniel J. Fregeau	2003	189,333	—	20,000	22,771	(4)
Executive Vice President	2002	171,000	51,250	10,000	43,454	(5)
	2001	171,000	—	50,000	19,653	(6)

J. Douglas Pike	2003	149,166	43,156	10,000	16,652
Vice President – Worldwide Sales	2002	140,000	88,401	25,000	13,216
	2001	95,000	116,184	20,000	12,741

Lisa L. Sutrick	2003	138,750	24,321	20,000	16,652
Vice President – Product Planning and	2002	123,333	55,571	20,000	13,216
Development	2001	104,059	—	15,000	16,139	(7)

(1)	Includes bonuses and commissions earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus or commission was actually paid during such fiscal year.
(2)	For each officer and each fiscal year, includes $3,000 of contributions under our 401(k) Plan and payment of insurance premiums.
(3)	For fiscal year 2002, all other compensation includes an accrued vacation payout of $3,173.
(4)	For fiscal year 2003, all other compensation includes an accrued vacation payout of $10,672.
(5)	For fiscal year 2002, all other compensation includes repurchase of shares in the amount of $32,370.
(6)	For fiscal year 2001, all other compensation includes an accrued vacation payout of $9,519.
(7)	For fiscal year 2001, all other compensation includes an accrued vacation payout of $3,029.

Option Grants in Fiscal Year 2003

Option/SAR Grants in Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Share)	Expiration Date (3)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
Name					5%	10%
John L. McGannon	75,000	19.47%	$3.17	01/27/2013	$295,260	$609,180
Daniel J. Fregeau	20,000	5.19%	3.17	01/27/2013	78,736	162,448
J. Douglas Pike	10,000	2.60%	3.17	01/27/2013	39,368	81,224
Lisa L. Sutrick	20,000	5.19%	3.17	01/27/2013	78,736	162,448

(1)	Options in this table are nonstatutory stock options and were granted under our 1995 Stock Incentive Plan or a written compensatory arrangement and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms and vest over no more than four years.
(2)	We granted options to purchase a total of 385,250 shares of our common stock to employees and directors in fiscal year 2003.
(3)	Options may terminate before their expiration upon the termination of optionee’s status as an employee or consultant, the optionee’s death or an acquisition of Document Sciences.
(4)	Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of the stock were to increase at such rates from the price at December 31, 2003 ($4.36 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $7.11 and $11.29, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent our estimate or projection of future stock price growth. We do not necessarily agree that this method can properly determine the value of an option.

Option Exercises and Holdings

The following table sets forth, for each of the officers named in the Summary Compensation Table, information concerning the number and value of shares subject to both exercisable and unexercisable stock options as of December 31, 2003. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2003.

Aggregated Fiscal Year 2003 Year-End Option Values

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Exercised In-the-Money Options at Fiscal Year End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
John L. McGannon	—	—	211,317	139,583	$533,520	$248,034
Daniel J. Fregeau	—	—	179,297	39,792	413,396	74,037
J. Douglas Pike	—	—	68,157	29,271	154,782	49,906
Lisa L. Sutrick	—	—	27,521	35,729	58,250	55,406

(1)	The market value of underlying securities is based on the closing price of our common stock on December 31, 2003 (the last trading day of fiscal year 2003) on The Nasdaq National Market of $4.36 per share of common stock minus the applicable exercise price.
(2)	Future exercisability is subject to a number of factors, including, but not limited to, the optionee remaining employed by us.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Mr. McGannon

Mr. McGannon entered into an employment agreement with Document Sciences effective November 1, 2000. The agreement provided for an annual base salary of $165,000. Mr. McGannon’s annual salary was increased in connection with his promotion to President and Chief Executive Officer and is subject to increases as deemed appropriate by the Compensation Committee. Under the agreement, Mr. McGannon received a one-time retention bonus of $50,000 on March 31, 2001. Mr. McGannon’s employment is “at-will” and thus may be terminated with or without cause. If Document Sciences terminates Mr. McGannon’s employment other than for cause, he is entitled to severance pay equal to one year’s base salary plus any annual bonus target. Additionally, Mr. McGannon would continue to receive his employee benefits for an additional six months from the time of such termination.

1995 Stock Incentive Plan

Incentive and nonstatutory stock options are granted under the 1995 Stock Incentive Plan to employees of Document Sciences. The stock options are granted and administered by our Compensation Committee. Each option is evidenced by a stock option agreement. The exercise price of a stock option may not be less than the fair market value of the common stock on the date such option was granted. The term of a stock option may be no more than ten years from the date of grant. Stock options granted under this plan vest 25% on the first anniversary of the date of grant with the balance vesting monthly in equal installments over the following three years.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Introduction

Our Compensation Committee generally determines base salary levels for our executive officers at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon individual performance and the performance of Document Sciences. Our executive pay programs are designed to provide a strong and direct link between our performance and executive pay. Our Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation and assist us in attracting and retaining the most qualified executives in our industry. Target levels of the executive officers’ overall compensation are intended to be consistent with compensation of other executives in our industry.

Compensation Philosophy

The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, we have historically positioned our executive base salary levels at approximately the 50th percentile of survey data, which includes both our direct competitors and the companies with whom we compete for executive talent. Pay is sufficiently variable that above-average performance for Document Sciences or the individual results in above-average total compensation for our executive officers, and conversely, below-average performance results in below-average total compensation. Our focus is on corporate performance and individual contributions toward that performance.

Compensation Program

We use a total compensation program, which consists of both cash and equity-based compensation, and has three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to our long-term success. The three components are:

•

Base Salary: Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to Document Sciences, as determined by our Compensation

Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

•	Variable Compensation: Variable compensation is intended to reward individual executives for annual performance against our total revenue and operating profit objectives by supplementing the base salary plan. Each executive’s annual incentive is a percentage of base salary modified by plan achievement. Payout begins at 90% and ranges up to 125% of planned operating profits and averages approximately 25% of annual salary at 100% plan achievement.

•	Long-Term Incentives: Long-term incentives are provided through grants of stock options. Our Compensation Committee is responsible for determining, subject to the terms of the 1995 Stock Incentive Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 1995 Stock Incentive Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in their employment with us.

An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of our business that will maximize long-term total return to stockholders.

Other

In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under our health care and life insurance programs.

Performance Measurements and Industry Comparisons

We believe that the key to our executive compensation program is setting aggressive business goals, integrating our executive compensation program with annual and strategic planning measurement processes and establishing an industry comparison to test our results against industry performance levels.

Compensation of the Chief Executive Officer

The Chief Executive Officer participates in the same executive compensation program provided to other executive officers and senior management of Document Sciences as described above. Our Compensation Committee’s approach to setting compensation for the Chief Executive Officer is to be competitive with comparable companies and to have a portion of total compensation depend on the achievement of performance criteria. Each year, our Compensation Committee approves business goals and objectives that include financial measures, which are used to evaluate the Chief Executive Officer’s performance for the year.

Our Chief Executive Officer’s total cash compensation for the year ended December 31, 2003 was $239,172, comprising $226,000 in salary and $13,172 in benefits. Our corporate earnings goal for this period was not met.

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Barton L. Faber – Chairman

Colin J. O’Brien

Thomas L. Ringer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee was formed in June 1996 and is currently composed of Mr. Faber, Mr. O’Brien and Mr. Ringer. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, our Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Audit Standards No. 61 (Communication with Audit Committees) (as amended), SEC rules and other standards. In addition, the Audit Committee has received from the independent auditors the written disclosures pursuant to Rule 3600T of the Public Company Accounting Oversight Board, which adopted on an interim basis Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and discussed their independence from Document Sciences and its management. Our Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board of Directors, and our Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. Our Audit Committee and Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as our independent auditors.

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Thomas L. Ringer – Chairman

Barton L. Faber

Colin J. O’Brien

The above report of our Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed filed under such Acts.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of Document Sciences common stock as of March 19, 2003, for the following: (i) each person or group of affiliated persons known to us to beneficially own 5% or more of our common stock; (ii) each of our directors and nominees; (iii) each of our executive officers or former executive officers listed in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group.

Name and Addresses (1)	Number of Shares Owned (2)	Rights to Acquire (3)	Shares Beneficially Owned (4)	Percentage Beneficially Owned (4)
Principal Stockholders
E*Capital Corporation (5) 1000 Wilshire Blvd. Los Angeles, CA 90017	285,166	—	285,166	8.8%
E. M. Palandri c/o Document Sciences Corporation 115, Rue Reaumur 75002 Paris, France	214,179	71,281	285,460	8.6
E. Jeffrey Peierls (6) c/o U.S. Trust Company of N.Y. 114 West 47th Street New York, NY 10036	349,100	—	349,100	10.7
Thomas Satterfield, Jr. (7) 2609 Caldwell Mill Lane Birmingham, AL 35243	191,996	—	191,996	7.6
Directors and Nominees
John L. McGannon	5,000	253,713	258,713	7.4
Thomas L. Ringer (8)	331,986	173,750	505,736	14.8
James J. Costello	—	22,500	22,500	*
Barton L. Faber	40,000	269,374	309,374	8.8
Colin J. O’Brien	10,000	44,375	54,375	1.6
Additional Named Officers
Daniel J. Fregeau	84,628	198,464	283,092	8.2
J. Douglas Pike	—	75,032	75,032	2.3
Lisa L. Sutrick	11,507	36,688	48,195	1.5

All directors and executive officers as a group (8 persons)	483,121	1,073,895	1,557,016	36.0%

*	Less than 1%.
(1)	Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009.
(2)	Includes shares for which the named person has sole or shared voting and investment power. Excludes shares that may be acquired through stock option exercises.
(3)	Shares that can be acquired through stock options that are exercisable on or before May 25, 2004.
(4)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of March 19, 2004, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned. The applicable percentage is based on 3,252,974 shares of our common stock outstanding as of March 19, 2004.

(5)	E*Capital Corporation, Edward W. Wedbush and Wedbush Morgan Securities, Inc. have shared voting and dispositive power with respect to the shares shown as beneficially owned. Each of E*Capital Corporation, Edward W. Wedbush and Wedbush Morgan Securities, Inc. have: (i) sole voting and sole dispositive power over 137,076 shares, 90,111 shares and 14,100 shares, respectively, (ii) shared voting power over 241,287 shares, and (iii) shared dispositive power over 285,166 shares. This information is based on a Schedule 13G/A filed by E*Capital Corporation with the Securities and Exchange Commission on February 17, 2004.
(6)	The Peierls Foundation, Inc., E. Jeffrey Peierls, Brian E. Peierls, Malcolm A. Moore, Ethel F. Peierls Trust for Brian E. Peierls, Ethel F. Peierls Trust for E. Jeffrey Peierls, Jennie N. Peierls Trust for Brian E. Peierls, Jennie N. Peierls Trust for E. Jeffrey Peierls and U.S. Trust Company of N.Y. are each reporting persons with respect to the shares shown as beneficially owned and report varying amounts of sole and shared voting and dispositive power over such shares. This information is based on a Schedule 13G filed with the Securities and Exchange Commission on May 23, 2003.
(7)	Thomas A. Satterfield, Jr., individually and as power of attorney for A.G. Family LP, David A. Satterfield, Jeanette P. Satterfield and Margarette M. Satterfield, has shared voting and dispositive power with respect to the shares shown as beneficially owned. Thomas A. Satterfield, Jr. has (i) sole voting and sole dispositive power over 49,000 shares and 191,996 shares, and (ii) shared voting and shared dispositive power over 142,996 shares, respectively. This information is based on a Schedule 13G filed by Thomas A. Satterfield, Jr. with the Securities and Exchange Commission on November 21, 2003.
(8)	Mr. Ringer is the Chairman of the Board of Directors of Wedbush Morgan Securities, Inc. and has been attributed the beneficial ownership of the 285,166 shares reported as beneficially owned by Wedbush Morgan Securities, Inc. Mr. Ringer disclaims beneficial ownership of the 285,166 shares reported as beneficially owned by Wedbush Morgan Securities, Inc. In addition, pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 46,820 shares of our common stock shown as beneficially owned.

CERTAIN TRANSACTIONS

Transfer and License Agreement with Xerox

In connection with the transfer of our technology from Xerox, we entered into a Transfer and License Agreement with Xerox in July 1992 to expire upon the expiration of all of the rights in the items covered thereby. This agreement was subsequently amended in September 1994. Pursuant to the terms of the agreement, as amended:

•	Xerox transferred all worldwide copyrights in and to the predecessor product of CompuSet and granted us a non-exclusive license to use the Xerox trade secrets in existence as of July 1992 pertaining to the transferred software;

•	we granted Xerox a non-exclusive royalty-free license to use and copy the transferred software for internal purposes only, and to use portions of the code of the transferred software in products developed by Xerox;

•	Xerox granted us a non-exclusive, royalty-free license to use, modify and reproduce the source code of XPS and EVMS, two software products comprising a small portion of our current CompuSet products, and to distribute derivatives of XPS and EVMS in object code format;

•	we granted to Xerox ownership of all technical information not primarily related to computer software that is generated by us. While Xerox owned a majority of our outstanding capital stock, we retained a non-exclusive license to use such technical information outside of certain eastern Asian and Pacific Rim countries;

•	we granted “most favored nation” status with respect to the purchase price of software products sold by us to Fuji Xerox Co. Ltd.; and

•	we granted Fuji Xerox a right of first negotiation with respect to exclusive distribution of our products in certain eastern Asian and Pacific Rim countries.

Relationship with Fuji Xerox Australia

We have an arrangement with Fuji Xerox pursuant to which Fuji Xerox distributes our products in Australia and New Zealand. For each copy of our products sublicensed by Fuji Xerox, Fuji Xerox pays us initial and annual fees equal to our list price minus a percentage discount based on annual volume of sublicenses of our products. Fuji Xerox provides technical support to its end users, with periodic software upgrades provided to Fuji Xerox by us. The latest agreement began on January 1, 2001 and has a three-year term subject to automatic successive one-year renewal terms, unless either party gives written notice within 90 days prior to expiration of the then current term of its intention not to further extend the agreement.

European VAR Agreements

We have numerous Value Added Reseller agreements in Europe, many of which are with Xerox affiliates. The rights granted to our resellers under these agreements are typically non-exclusive. In the usual circumstance, the reseller purchases our products pursuant to purchase orders and redistributes the products in its territory, with the reseller having no right to copy our products. The reseller performs front-line technical support for its end users, and software upgrades are periodically provided to the reseller by Document Sciences. Each reseller agreement runs for either a two- or three-year term, with automatic one-year renewals unless either party gives notice of non-renewal within a specified period prior to renewal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 (“Section 16(a)”) requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission and The Nasdaq SmallCap Market reports of ownership and changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish Document Sciences with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to Document Sciences or written representations that no other reports were required, we believe that during the 2003 fiscal year all filing requirements applicable to our officers, directors and greater than ten percent stockholders were timely filed.

DOCUMENT SCIENCES STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return for the period beginning on January 1, 1999 through December 31, 2003 for:

•	our common stock;

•	The Nasdaq National Market Composite; and

•	The Nasdaq Computer Index.

Each of the returns assumes an investment of $100 on January 1, 1999 and the reinvestment of all dividends. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

OTHER INFORMATION

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, so that information should be considered as part of the filing that you read. Our 2003 Annual Report is incorporated by reference. Based on the Securities and Exchange Commission regulations, the stock performance graph on page 25 of this Proxy Statement, the Audit Committee Report on page 21 and the Report of the Compensation Committee of the Board of Directors on page 19 specifically are not incorporated by reference into any other filings with the Securities and Exchange Commission.

This Proxy Statement is sent to you as part of the proxy materials for the 2004 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Access to and Availability of Additional Information

Copies of our 2003 Annual Report (which includes the Annual Report (Form 10-K) filed with the Securities and Exchange Commission) have been distributed to stockholders. Additional copies and additional information are available without charge from Document Sciences Corporation, 6339 Paseo del Lago, Carlsbad, California 92009, attention: Corporate Secretary. In addition, our Code of Business Conduct and Ethics and the charters for each of our Audit, Compensation, and Governance and Nominating Committees are accessible via our website at www.docscience.com through the “Investor Relations” link under the heading “Corporate Governance.”

OTHER MATTERS

We know of no other matters to be submitted to our stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as we may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and timely return the accompanying proxy card in the envelope enclosed.

BY ORDER OF THE BOARD OF

DIRECTORS

Thomas L. Ringer

Chairman of the Board

Carlsbad, California

March 26, 2004

Appendix A

DOCUMENT SCIENCES CORPORATION

2004 STOCK INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of the Plan are to enable the Company, any Parent and any Subsidiary to attract and retain the services of employees, directors and consultants and to provide incentives which are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

“Administrator” shall have the meaning as set forth in Article 3.

“Board” means the Board of Directors of the Company.

“Change of Control” shall mean the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

(b)    The approval by stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

(c)    The approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of at least 50% or more of the Company’s assets determined at their fair market value.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

“Committee” means a committee of the Board designated by the Board to administer the Plan and composed of not less than two independent directors. To obtain the benefits of Rule 16b-3, Rights must be granted by the entire Board or a Committee comprised entirely of “non-employee directors” as such term is defined in Rule 16b-3. In addition, if Rights are to be awarded to persons subject to Section 162(m) of the Code and such Rights are intended to constitute “performance-based compensation,” then such Rights must be granted by a Committee comprised entirely of “outside directors” as such term is defined in the regulations under Section 162(m) of the Code.

“Company” means Document Sciences Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

“Date of Grant” means the date on which the Administrator adopts a resolution expressly granting a Right to a Participant, or if a future date is set forth in such resolution as the Date of Grant, then such date as is set forth in such resolution provided that the Participant is an Eligible Person on such date.

“Director” means a member of the Board.

“Disability” means permanent and total disability as defined by Section 22(3) of the Code.

“Election” shall have the meaning set forth in Section 12.3(d) of the Plan.

“Eligible Person” means an employee, consultant or director of the Company, any Parent or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall have the meaning set forth in Section 6.4.

“Fair Market Value” per share at any date shall mean (a) if the Stock is listed on an exchange or exchanges, the last reported sales price per share on such date on the principal exchange on which it is traded; or (b) if the Stock is traded on the Nasdaq Stock Market, the last reported sales price per share for the Stock; or (c) if the Stock is not listed on an exchange or traded on the Nasdaq Stock Market, an amount determined in good faith by the Administrator, taking into account the price at which securities of reasonably comparable corporations are being traded, adjusted for any dissimilarities, and the earnings history, book value and prospects of the Company in light of then existing general market conditions.

“Holder” means the Participant or any permitted transferee holding the right.

“Incentive Stock Option” means a Stock Option that satisfies the requirements of Section 422 of the Code.

“Liquidating Event” means the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, split-off or spin-off.

“Non-Employee Director” means a Director who is not an employee of the Company or any of its subsidiaries.

“Non-Employee Director Option” means a Stock Option granted pursuant to Section 9.1 of the Plan.

“Non-Statutory Option” means a Stock Option that does not qualify as an Incentive Stock Option.

“Parent” means any present or future corporation which would be a “parent corporation” as that term is defined in Section 424 of the Code.

“Participant” means any Eligible Person selected by the Administrator, pursuant to the Administrator’s authority in Article 3, to receive a Right.

“Plan” means this Document Sciences Corporation 2004 Stock Incentive Plan, as the same may be amended or supplemented from time to time.

“Purchase Price” shall have the meaning set forth in Section 7.3 of the Plan.

“Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a specified time period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Right: (a) cash flow, (b) earnings per share, (c) earnings before any one or more of interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets, (h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, (n) market share, (o) overhead or other expense reduction, (p) leverage or other liquidity criteria, or (q) any other similar performance criteria.

“Rights” mean Stock Options, Restricted Stock or Stock Appreciation Rights granted or sold to an Eligible Person under the Plan.

“Right Agreement” means a written agreement between the Company and the Participant evidencing a Right.

“Restricted Stock” means Stock issued pursuant to Article 7.

“Retirement” means retirement from active employment with the Company or any Parent or Subsidiary as determined by the Administrator.

“Service” means the performance of service for the Company or any Parent or Subsidiary by a person in his or her capacity as an employee, director or consultant.

“Special Terminating Event” with respect to a Participant shall mean the death, disability or Retirement of that Participant.

“Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Stock Appreciation Right” means a Right granted pursuant to Article 8.

“Stock Option” means an option to purchase shares of Stock granted pursuant to Article 6.

“Subsidiary” means any present or future corporation which would be a “subsidiary corporation” as that term is defined in Section 424 of the Code.

“Tax Date” shall have the meaning set forth in Section 12.3(d) of the Plan.

“Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or indirectly or through attribution as provided in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary.

“Withholding Right” shall have the meaning set forth in Section 12.3(c) of the Plan.

3.    Administration.

3.1    Administrator. The Plan shall be administered by either (a) the Board or (b) the Committee (the group that administers the Plan is referred to as the “Administrator”).

3.2    Powers. In general, the Administrator shall have the power and authority to take whatever action is necessary or advisable to administer the Plan. In particular, the Administrator shall have the authority: (a) to construe and interpret the Plan and apply its provisions; (b) to promulgate, amend and rescind rules and regulations relating to the administration of the Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to determine when Rights are to be granted under the Plan; (e) from time to time to select, subject to the limitations set forth in this Plan, those Eligible Persons to whom Rights shall be granted; (f) to determine the number of shares of Stock to be made subject to each Right; (g) to prescribe the terms and conditions of each Right, including, without limitation, the Exercise Price or Purchase Price, medium of payment, vesting and/or exercisability, right of first refusal and repurchase provisions and to determine whether the Stock Option is to be an Incentive Stock Option or a Non-Statutory Option and to specify such provisions of the Agreement; (h) to amend any outstanding Rights, subject to applicable legal restrictions and to the consent of the Holder if such amendment impairs the rights of the Holder; (i) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan; and (j) to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan. Notwithstanding the foregoing, Awards may not be repriced without stockholder approval.

3.3    Decisions Final. All decision made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and all Holders.

3.4    The Committee. The Board may, in its sole and absolute discretion, from time to time delegate any or all of its duties and authority with respect to the Plan to the Committee whose members are to be appointed by and to serve at the pleasure of the Board. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase or decrease (to not less than two) the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefore, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members or, in the case of a committee comprised of only two members, the unanimous written consent of its members, and minutes shall be kept of all its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

4.    Stock Subject to Plan.

4.1    Stock Subject to Plan. Subject to an adjustment as provided in Article 10, the total number of shares of Stock available for issuance or subject to outstanding Rights under the Plan shall be 900,000 shares. Shares reserved hereunder may consist, in whole or in part, of authorized but unissued shares or reacquired shares, including shares repurchased by the Company.

4.2    Unexercised Rights; Reacquired Shares. To the extent that any Rights expire or are otherwise terminated without being exercised, the shares underlying such Rights (and shares related thereto) shall again be available for issuance in connection with future Rights under the Plan. Unvested shares that have been issued under the Plan and that are subsequently repurchased by the Company shall be added back to the number of shares of Stock available under the Plan. However, should the Exercise Price of a Stock Option granted pursuant to the Plan be paid with shares of Stock or should shares of Stock otherwise issuable pursuant to the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of shares of Stock issued under the Plan, then the number of shares of Stock available for issuance pursuant to the Plan shall be reduced by the gross number of shares for which the Stock Option is exercisable or which vest.

5.    Eligibility. Directors, employees and consultants of the Company, any Parent or any Subsidiary shall be eligible to be granted Rights hereunder subject to limitations set forth in this Plan; provided, however, that only employees of the Company, any Parent or any Subsidiary shall be eligible to be granted Incentive Stock Options hereunder.

6.    Stock Options.

6.1    Agreement. The terms of a Stock Option shall be determined by the Administrator, but shall not be inconsistent with the Plan. Each Stock Option granted pursuant to the Plan shall be evidenced by a Right Agreement.

6.2    Number of Shares. Each Right Agreement shall state the number of shares of Stock to which the Stock Option relates.

6.3    Type of Option. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Statutory Options. Each Right Agreement shall identify the portion (if any) of the Stock Option which constitutes an Incentive Stock Option.

6.4    Exercise Price. Each Right Agreement shall state the price at which shares subject to the Stock Option may be purchased (the “Exercise Price”), which shall not be less than 100% of the Fair Market Value of the shares of Stock on the Date of Grant. In the case of either an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price shall not be less than 110% of such Fair Market Value.

6.5    Value of Shares. The Fair Market Value of the shares of Stock (determined as of the Date of Grant) with respect to which Incentive Stock Options are first exercisable by a Participant under this Plan and all other incentive option plans of the Company and any Parent or Subsidiary in any calendar year shall not, for such year, in the aggregate, exceed $100,000. To the extent Stock Options exceed this limit, they will be treated as Non-Statutory Options.

6.6    Medium and Time of Payment. The Exercise Price shall be paid in full, at the time of exercise, in cash or cash equivalents or, with the approval of the Administrator, in shares of Stock which have been held by the Holder for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Exercise Price, or in a combination of cash and such shares, and may be effected in whole or in part (a) with monies received from the Company at the time of exercise as a compensatory cash payment; or (b) through a sale and remittance procedure pursuant to which the Holder shall concurrently provide irrevocable instructions to (i) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Any shares of Company stock or other non-cash consideration assigned and delivered to the Company in payment or partial payment of the Exercise Price will be valued at Fair Market Value on the exercise date.

6.7    Term and Exercise of Stock Options. A Stock Option shall be exercisable over the exercise period at the times the Administrator may determine, as reflected in the related Right Agreement. The Right Agreements shall provide that the Holder shall have the right to exercise the Stock Option at the rate of at least 20% per year over 5 years from the Date of Grant of such Stock Options. However such limitation shall not apply to officers, directors or consultants of the Company. The term of any Stock Option shall be determined by the Administrator, but shall not exceed ten years from the Date of Grant of the Stock Option. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the exercise period shall be determined by the Administrator, but shall not exceed five years from the Date of Grant. The Stock Option shall be subject to earlier termination upon the occurrence of either a Special Terminating Event, as provided in Section 12.5, or the Termination of Service, as provided in Section 12.6. A Stock Option may be exercised, as to any or all full shares of Stock as to which the Stock Option has become exercisable, by giving written notice of such exercise to the Company, proof of assignment (if the Holder is not the Participant originally granted the Stock Option) and made adequate arrangements to take care of the required withholding obligations.

7.    Restricted Stock.

7.1    Agreement. The terms of Restricted Stock shall be determined by the Administrator but shall not be inconsistent with the Plan. Restricted Stock pursuant to the Plan shall be evidenced by a Right Agreement.

7.2    Number of Shares. Each Right Agreement shall state the number of shares of Restricted Stock which may be purchased pursuant to such agreement.

7.3    Purchase Price. Each Right Agreement shall state the price at which the Restricted Stock subject to such Right Agreement may be purchased (the “Purchase Price”), which shall be determined in the sole discretion of the Administrator.

7.4    Medium and Time of Payment. The Purchase Price shall be paid in full at the time of exercise, in cash or cash equivalent or, with the approval of the Administrator, in shares of Restricted Stock which have been held by the Holder for a period of at least six calendar months preceding the date of surrender and which have a Fair Market Value equal to the Purchase Price or in a combination of cash or cash equivalent and such shares. Shares may also be issued as consideration for past Service.

7.5    Vesting.

(a)    Shares of Restricted Stock issued pursuant to this Section 7 may, in the discretion of the Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over Participant’s period of Service or upon attainment of specified performance objectives, including a Qualifying Performance Criteria. Shares of Restricted Stock may also be issued pursuant to Rights that entitle the Holder to receive those shares upon the Participant’s attainment of designated performance goals, including Qualifying Performance Criteria or the satisfaction of specified Service requirements.

(b)    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which Holder may have the right to receive with respect to Holder’s unvested shares of Restricted Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to Holder’s unvested shares of Stock and shall be treated as if they had been acquired on the same date as such shares and (ii) such escrow arrangements as the Administrator shall deem appropriate.

(c)    Should Participant cease to remain in Service while one or more shares of Restricted Stock issued pursuant to this Section are unvested or should the performance objectives not be attained with respect to one or more such unvested shares of Restricted Stock, then the Company shall have the right to repurchase those shares at a price per share equal to the Purchase Price. The terms upon which such repurchase right shall be exercisable shall be established by the Administrator and set forth in the Right Agreement. Any repurchases must be done in compliance with applicable state corporate law.

8.    Stock Appreciation Rights.

8.1    Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

8.2    Stock Appreciation Rights Related to Options.

(a)    A Stock Appreciation Right related to a Stock Option shall entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 8.2(c). Such Stock Option shall, to the extent surrendered, then cease to be exercisable.

(b)    A Stock Appreciation Right related to a Stock Option hereunder shall be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and shall not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), shall expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Stock subject to the related Stock Option exceeds the Exercise Price of the Stock Option.

(c)    Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Holder shall be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Exercise Price of a share of Stock specified in the related Stock Option from the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the Right Agreement), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

8.3    Stock Appreciation Rights Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options. Section 8.2(c) shall govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an Exercise Price the initial base amount specified in the Right shall be used.

8.4    Limits. Notwithstanding the foregoing, the Administrator may place a dollar limitation on the maximum amount that shall be payable upon the exercise of a Stock Appreciation Right.

8.5    Payments. Payment of the amount determined under the foregoing provisions may be made in whole shares of Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right, in cash or in a combination of cash and shares of Stock as the Administrator determines. If the Administrator decides to make full payment in shares of Stock, and the amount payable results in a fractional share, payment for the fractional share shall be made in cash.

9.    Automatic Option Grants to Directors.

9.1    Automatic Grants. Each Non-Employee Director shall automatically receive a Non-Statutory Option to purchase 30,000 shares of Stock on the date following each annual stockholder’s meeting provided such Non-Employee Director is elected or re-elected to the Board at such meeting.

9.2    Exercise Price. The exercise price for a Non-Employee Director Option shall be equal to the Fair Market Value of the Stock on the date of grant. The exercise price for such Stock Option shall be paid in accordance with Section 6.6.

9.3    Vesting. Twenty-five percent of the shares subject to a Non-Employee Director Option shall vest on each anniversary of the grant date provided that the Non-Employee Director is still serving on the Board at such time.

9.4    Expiration. All Non-Employee Director Options shall expire on the tenth anniversary of the date of grant.

9.5    Amendment; Suspension. The Administrator may at any time and from time to time in its discretion suspend or reactivate this Article IX.

10.    Adjustments.

10.1    Effect of Certain Changes.

(a)    Stock Dividends, Splits, Etc. If there is any change made to the Stock through the declaration of stock dividends or through a recapitalization resulting in stock splits, or combinations or exchanges of the outstanding shares or other change affecting the Stock as a class without the Company’s receipt of consideration, (i) the class and the number of shares of Stock available for Rights, (ii) the class and the number of shares covered by outstanding Rights, (iii) the per person limitations set forth in Section 12.1(a), and (iv) the Exercise Price or Purchase Price of any Right, in effect prior to such change, shall be proportionately adjusted by the Administrator. Such adjustments are to be affected in a manner that shall preclude the enlargement or dilution of rights and benefits under such Rights. Any fractional shares resulting from the adjustment shall be eliminated.

(b)    Liquidating Event. In the event of a Liquidating Event, the Administrator may provide that the Holder shall have the right to exercise an exercisable Right (at the price provided in the Rights) subsequent to the Liquidating Event, and for the balance of its term, solely for the kind and amount of shares of Stock and other securities, property, cash or any combination thereof receivable upon such Liquidating Event by a holder of the number of shares of Stock for or with respect to which such Right might have been exercised immediately prior to such Liquidating Event; or the Administrator may provide, in the alternative, that each Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than 30 days written notice of the date so fixed shall be given to each Holder and if such notice is given, each Holder shall have the right, during the period of 30 days preceding such termination, to exercise the Right as to all or any part of the shares of Stock covered thereby, to the extent that such Right is then exercisable, on the condition, however, that the Liquidating Event actually occurs; and if the Liquidating Event actually occurs, such exercise shall be deemed effective (and, if applicable, the Holder shall be deemed a stockholder with respect to the Rights exercised) immediately preceding the occurrence of the Liquidating Event, or the date of record for stockholders entitled to share in such Liquidating Event, if a record date is set.

(c)    Where Company Survives. This Section 10.1(c) shall not apply to a merger or consolidation in which the Company is the surviving corporation, unless shares of Stock are converted into or exchanged for securities other than publicly-traded common stock, cash (excluding cash in payment for actual shares) or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive an amount of money payable by cash or cash equivalent or other property) of the shares of Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Administrator may provide that the holder of each Right then exercisable shall have the right to exercise such Right solely for the kind and amount of shares of Stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification change, consolidation or merger by the holder of the number of shares of Stock for which such Right might have been exercised.

(d)    Surviving Company Defined. The determination as to which party to a merger or consolidation is the “surviving corporation” shall be made on the basis of the relative equity interests of the stockholders in the corporation existing after the merger or consolidation, as follows: if immediately following any merger or consolidation the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the corporation existing following the merger or consolidation, then for purposes of this Plan, the Company shall be the surviving corporation. In all other cases, the Company shall not be the surviving corporation. In making the determination of ownership by the stockholders of a corporation immediately after the merger or consolidation, of equity securities pursuant to this Section 10.1(d), equity securities which the stockholders owned immediately before the merger or consolidation as stockholders of another party to the transaction shall be disregarded. Further, for purposes of this Section 10.1(d) only, outstanding voting securities of a corporation shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

(e)    Par Value Changes. In the event of a change in the Stock of the Company as presently constituted which is to a change of all of its authorized shares with par value, into the same number of shares without par value, or a change in the par value, the shares resulting from any such change shall be “Stock” within the meaning of the Plan.

(f)    Change of Control. In the event of a Change of Control, notwithstanding anything to the contrary in this Plan, all outstanding Rights shall be fully vested and exercisable immediately prior to the Change of Control. The Company shall notify each holder of any Rights five (5) days prior to the Change of Control either in writing or electronically that the Right shall be fully vested and exercisable. The Right shall terminate in accordance with its term, or if earlier, upon the Change of Control if the Right is not assumed or substituted for.

10.2    Decision of Administrator Final. The Administrator in its sole discretion shall determine the occurrence of a Change of Control pursuant to this section. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in respect shall be final, binding and conclusive; provided, however, that each Incentive Stock Option granted pursuant to the Plan shall not be adjusted without the prior consent of the Holder thereof in a manner that causes such Stock Option to fail to continue to qualify as an Incentive Stock Option.

10.3    No Other Rights. Except as herein before expressly provided in this Article 10, no Rights holder shall have any rights by reason of any subdivision or consolidation of shares of Stock or the payment of any dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any Liquidating Event, merger, or consolidation of assets or stock of another corporation, or any other issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class; and except as provided in this Article 10, none of the foregoing events shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Rights. The grant of a Right pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Exercise Price) shall thereafter be applicable in relation to any shares or other property thereafter purchasable upon exercise of the Right.

10.4    No Rights as Stockholder. Except as specifically provided in this Article 10, a Holder shall have no rights as a stockholder of the Company with respect to any shares covered by the Rights until the date of the issuance of a Stock certificate to him or her for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Stock certificate is issued, except as provided in Section 10.1(b) or 10.1(c).

11.    Amendment and Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Holder under any Right theretofore granted without such Holder’s consent. The Board shall obtain stockholder approval of a Plan amendment to the extent necessary to comply with Rule 16b-3 of the Exchange Act, Section 422 of the Code (or any successor rule or statute) or other applicable law, rule or regulation, including the requirements of any exchange or the Nasdaq Stock Market on which the Stock is listed or quoted. The Administrator may amend the terms of any Right theretofore granted, prospectively or retroactively, but, subject to Article 3, no such amendment shall impair the rights of any Holder without his or her consent.

12.    General Restrictions.

12.1    Limitations.

(a)    Limitation on Granting of Rights. Subject to adjustment as provided in Article 10, no Participant shall be granted Rights with respect to more than 100,000 shares of Stock in the aggregate during any one calendar year.

(b)    No View to Distribute. The Administrator may require persons acquiring shares of Stock pursuant to the Plan to make certain representations prior to issuing such shares.

(c)    Legends. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under any applicable federal or state securities laws, any stock exchange upon which the Stock is then listed or the Nasdaq Stock Market. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

(d)    Market Stand-Off. All Right Agreements shall provide that in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, the Holder agrees not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer or otherwise agree to engage in any of the foregoing transactions with respect to any shares purchased by the Holder upon grant, exercise or vesting of his or her Right without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days.

12.2    No Restraint. Nothing contained in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and

such arrangements may be either generally applicable or applicable only in specific cases. Neither the grant of Rights or the issuance of Stock under the Plan shall affect the right of the Company to undertake any corporate action.

12.3    Withholding.

(a)    Disqualifying Disposition. If an Holder makes a “disposition” (as defined in the Code) of all or any of the shares purchased upon exercise of an Incentive Stock Option within two years from the Date of Grant of the Incentive Stock Option or within one year after the issuance of such shares, he or she shall immediately advise the Company in writing as to the occurrence of the sale and the price upon the sale of such shares.

(b)    Withholding Required. Each Participant shall, no later than the date as of which the value derived from a Right first becomes includable in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Right or its exercise. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Participant shall, to the extent permitted by law, have the right to request that the Company deduct any such taxes from any payment of any kind otherwise due to the Participant.

(c)    Withholding Right. The Administrator may, in its discretion, grant a Participant the right (a “Withholding Right”) to elect to make such payment by irrevocably requiring the Company to withhold from shares issuable upon exercise or vesting of the Right that number of full shares of Stock having a Fair Market Value on the Tax Date (as defined below) equal to the amount (or portion of the amount) required to be withheld. The Withholding Right may be granted with respect to all or any portion of the Right.

(d)    Exercise of Withholding Right. To exercise a Withholding Right, the Rights holder must follow the election procedures set forth below, together with such additional procedures and conditions as may be set forth in the related Right Agreement or otherwise adopted by the Administrator.

(i)    The Holder must deliver to the Company his or her written notice of election (the “Election”) to have the Withholding Right apply to all (or a designated portion) of his or her Right.

(ii)    Unless disapproved by the Administrator as provided in subsection (iii) below, the Election once made will be irrevocable.

(iii)    No election is valid unless the Administrator consents to the Election; the Administrator has the right and power, in its sole discretion, with or without cause or reason therefore, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Administrator has not consented to the Election on or prior to the date that the amount of tax to be withheld is, under applicable federal income tax laws, fixed and determined by the Company (the “Tax Date”), the Election will be deemed approved.

(e)    Effect. If the Administrator consents to an Election of a Withholding Right, upon the exercise of the Right (or any portion thereof) to which the Withholding Right relates, the Company shall withhold from the shares otherwise issuable that number of full shares of Stock having an actual Fair Market Value equal to the amount (or portion of the amount, as applicable) required to be withheld under applicable federal and/or state income tax laws as a result of the exercise.

12.4    Indemnification. To the maximum extent permitted by law, the Company shall indemnify each Director who acts as the Administrator, as well as any other employee of the Company with duties under the Plan, against expenses and liabilities (including any amount paid in settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan, unless the losses are due to the individual’s gross negligence or lack of good faith. The Company will have the right to select counsel and to control the prosecution or defense of the suit. In the event that more than one person who is entitled to indemnification is subject to the same claim, all such persons shall be represented by a single counsel, unless such counsel advises the Company in writing that he or she cannot represent all such persons under applicable rules of professional responsibility. The Company will not be required to indemnify any person for any amount incurred through any settlement unless the Company consents in writing to the settlement.

12.5    Special Terminating Events. If a Special Terminating Event occurs, all outstanding Rights previously granted to such Participant may be exercised by the Holder until the earlier of (a) one year after the date of the Special Terminating Event or (b) the expiration of the term of the Stock Option. Notwithstanding the foregoing, an outstanding Incentive Stock Option shall remain exercisable until the earlier of (i) three months after the date the Participant’s Service terminates (for reasons other than cause, Disability or death) or (ii) the expiration of the term of the Stock Option.

12.6    Termination of Service. Except as provided in this Section 12, no Right may be exercised unless the Participant is then providing Services to the Company or any Parent or Subsidiary, and unless he or she has remained continuously providing Services since the Date of Grant. If the Services of a Participant shall terminate (other than by reason of a Special Terminating Event), all outstanding Rights previously granted to the Participant may be exercised for the period ending 90 days after such termination or such other period of time as is specified in the Option Agreement, provided, however, that if the Services of a Participant is terminated for cause, such Rights shall terminate immediately; provided, further, that no Right may be exercised following the date of its expiration. Nothing in the Plan or in any Right granted pursuant to the Plan shall confer upon an Eligible Person any right to continue in the Service of the Company or any Parent or Subsidiary or interfere in any way with the right of the Company or any Parent or Subsidiary to terminate such Service at any time.

12.7    Non-Transferability of Rights. Each Right Agreement shall provide that the Rights granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Rights may be exercised, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative.

12.8    Regulatory Matters. Each Right Agreement shall provide that no shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel; and (b) all approvals and permits required by regulatory authorities have been obtained.

12.9    Delivery. Upon exercise of a Right granted under this Plan, the Company shall issue Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory obligations the Company may have, for purposes of this Plan, thirty days shall be considered a reasonable period of time.

13.    Blue Sky Provisions. If the Stock is not exempt from California securities laws (e.g., the Stock is traded on The Nasdaq SmallCap Market), the following provisions shall apply to Restricted Stock or any Stock Option granted to an individual who is eligible to receive such grant pursuant to the Plan who resides in the State of California.

(a)    Stock Options.

(i)    The Exercise Price per share shall be fixed by the Administrator in accordance with the following provisions: (i) the Exercise Price per share applicable to each Stock Option shall not be less than 85% of the Fair Market Value per share of Stock on the Date of Grant and (ii) if the person to whom the Stock Option is granted is a Ten Percent Stockholder, then the Exercise Price per share shall not be less than 110% of the Fair Market Value per share of Stock on the Date of Grant.

(ii)    Unless the Recipient’s Service is terminated for cause (in which case the Stock Option shall terminate immediately), the Stock Option (to the extent it is vested and exercisable at the time the Recipient’s Service ceases) will remain exercisable, following the Recipient’s termination of Service, for at least (i) six months if the Recipient’s Service terminates due to death or disability or (ii) thirty days in all other cases.

(b)    Restricted Stock.

(i)    The Administrator may not impose a vesting schedule upon any stock issuance effected under the Plan which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any stock issuances made to the officers, directors or consultants of the Company.

(ii)    The Purchase Price per share for shares issued under the Plan shall be fixed by the Administrator but shall not be less than 85% of the Fair Market Value per share of Stock on the issue date. However, the Purchase Price per share of Stock issued to a Ten Percent Stockholder shall not be less than 100% of such Fair Market Value.

(c)    Repurchase Rights. If determined by the Administrator, the Company and/or its stockholders shall have the right to repurchase any or all of the unvested shares of Stock held by the Recipient when such person’s Service ceases. However, except with respect to grants to officers, directors, and consultants of the Company, such repurchase right must satisfy the following conditions:

(i)    The Company’s right to repurchase the unvested shares of Stock must lapse at the rate of at least 20% per year over five years from the date the Stock Option was granted or the shares of Stock were issued under the Plan.

(ii)    The Company’s repurchase right must be exercised within ninety days of the date that Service ceased (or the date the shares of Stock were purchased, if later).

(iii)    The purchase price must be paid in the form of cash or cancellation of the purchase money indebtedness for the shares of Stock.

(d)    Information Requirements. Annually, the Company shall deliver or cause to be delivered to each Holder, no later than such information is delivered to the Company’s security holders, one of the following:

(i)    The Company’s annual report to security holders containing the information required by Rule 14a-3(b) under the Exchange Act for its latest fiscal year;

(ii)    The Company’s annual report on Form 10-K for its latest fiscal year;

(iii)    The Company’s latest prospectus filed pursuant to 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year, provided that the financial statements are not incorporated by reference from another filing, and provided further that such prospectus contains substantially the information required by Rule 14a-3(b); or

(iv)    The Company’s effective Exchange Act registration statement containing audited financial statements for the latest fiscal year.

14.    Effective Date of Plan. The Plan shall become effective on the date on which the Plan is approved by the Company’s stockholders, which approval must be obtained within one year from the date the Plan is adopted by the Board.

15.    Term of Plan. The Plan shall terminate upon the earlier of (a) the expiration of the ten year period measured from the date the Plan was adopted by the Board or (b) termination by the Board. No Right shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Board adopted the Plan. All Rights outstanding at the time of termination of the Plan shall continue in effect in accordance with their terms.

Appendix B

DOCUMENT SCIENCES CORPORATION

AUDIT COMMITTEE CHARTER

1.    Members

The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson. Members of the Audit Committee shall be appointed by the Board of Directors upon the recommendation of the Governance and Nominating Committee, and may be removed by the Board of Directors in its discretion. For the purposes hereof, the term “independent” shall mean a director who (i) meets the independence requirements of the Nasdaq Stock Market, Inc. (“NASDAQ”) and (ii) meets the criteria for independence set forth in Section 301 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the Securities and Exchange Commission (the “SEC”) rules implementing Section 301.

In addition, each member of the Company’s Audit Committee must be financially literate at the time of appointment and at least one member of the Audit Committee shall meet the requirements of an “audit committee financial expert” as determined by the Board of Directors and as defined under Section 407 of Sarbanes-Oxley and the SEC rules implementing Section 407.

2.    Purposes

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. Without limiting the foregoing, the Audit Committee’s purposes shall also include those set forth below.

a.	Represent and assist the Board of Directors in discharging its oversight responsibility relating to:

(i)	The accounting, reporting and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements.

(ii)	The Company’s compliance with legal and regulatory requirements.

(iii)	The Company’s program to monitor compliance with internal controls.

(iv)	The outside auditor’s qualifications and independence.

(v)	The performance of the Company’s outside auditor.

b.	Prepare the Audit Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

3.    Duties and Responsibilities

Without limiting the responsibility of the Audit Committee to achieve its primary purpose set forth above, among its specific duties and responsibilities, the Audit Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NASDAQ or other regulatory authority:

a.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the outside auditor. In this regard, the Audit Committee shall appoint and retain, approve the compensation of, evaluate and terminate, when appropriate, the outside auditor, which shall report directly to the Audit Committee.

b.

Obtain and review, at least annually, a report by the outside auditor describing: the outside auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-

control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

c.	Approve in advance all audit services to be provided by the outside auditor, including any written engagement letters related thereto. (By approving the audit engagement, the audit service contemplated in any written engagement letter shall be deemed to have been pre-approved.)

d.	Establish policies and procedures for the engagement of the outside auditor to provide permissible audit and non-audit services, which shall include pre-approval by the Audit Committee of all permissible non-audit services to be provided by the outside auditor.

e.	Consider, at least annually, the independence of the outside auditor, including whether the outside auditor’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review a report by the outside auditor describing any relationships between the outside auditor and the Company or any other relationships that may adversely affect the independence of the auditor; and discuss with the outside auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor.

f.	Review and discuss with the outside auditor: (i) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditor’s activities or on access to requested information, and any significant disagreements with management; and (ii) any reports of the outside auditor with respect to interim periods.

g.	Review and discuss with management and the outside auditor the annual audited and quarterly unaudited financial statements of the Company, including: (i) an analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical; (iii) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and (iv) review reports from the outside auditor as required by SEC rules.

h.	Recommend to the Board based on the review and discussion described in paragraphs (e)—(g) above, whether the financial statements should be included in the Annual Report on Form 10-K.

i.	Review and discuss the adequacy and effectiveness of the Company’s internal controls, any significant deficiencies in internal controls and significant changes in such controls; and review and discuss with the principal financial officer of the Company and such others as the Audit Committee deems appropriate, the scope and results of the program to monitor compliance with internal controls.

j.	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

k.	Review and discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

l.	Review and discuss with management and the outside auditors any material financial or non-financial arrangements of the Company that do not appear in the financial statements of the Company.

m.	Review and pre-approve all related party transactions involving directors or executive officers and review potential conflict of interest situations where appropriate.

n.	Review material pending legal proceedings involving the Company and other contingent liabilities, and consult with outside legal counsel on such matters as deemed necessary.

o.	Review, set policy and evaluate the effectiveness of the Company’s processes for assessing risk exposures and measures that management has taken to minimize such risks.

p.	Establish procedures for receiving and handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

q.	Administer the Company’s code of conduct in conjunction with administering the procedure for handling employee complaints on accounting and auditing matters.

r.	Pre-approve the hiring of any employees and/or former employees of the outside auditors.

s.	Evaluate annually the performance of the Audit Committee and the adequacy of the Audit Committee charter.

4.    Outside Advisors

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions, and shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities The Audit Committee shall have sole authority to approve related fees and retention terms for its advisors.

5.    Meetings

The Audit Committee will meet at least four times per year, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee shall meet separately in executive session, periodically, with each of management and the outside auditor. The presence of a majority of the members of the Audit Committee at a duly called meeting shall constitute a quorum. The Audit Committee shall report regularly to the full Board of Directors with respect to its activities.

Last Updated: January 27, 2004

DOCUMENT SCIENCES CORPORATION

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 26, 2004, and hereby appoints John L. McGannon, its proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on April 29, 2004 at 9:00 a.m., Pacific Standard Time, at the Grand Pacific Palisades Resort, 5805 Armada Drive, Carlsbad, California 92009, and at any postponement or adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below. Such attorney or substitute as shall be present and shall act at said meeting or any adjournment or adjournments thereof shall have and may exercise all of the powers of said attorney-in-fact hereunder.

All other proxies heretofore given by the undersigned to vote shares of DOCUMENT SCIENCES CORPORATION’S common stock are expressly revoked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 BELOW:

1. ELECTION OF DIRECTORS:

[            ] FOR [            ] WITHHELD [            ] EXCEPTIONS

NOMINEES: John L. McGannon, Thomas L. Ringer, Barton L. Faber, Colin J. O’Brien

†INSTRUCTIONS. To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.

*Exceptions

2. APPROVAL OF THE 2004 STOCK INCENTIVE PLAN:

[            ] FOR [            ] AGAINST [            ] ABSTAIN

(continued, and to be signed on other side)

(continued from other side)

3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL YEAR 2004:

[            ] FOR [            ] AGAINST [            ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED THE PROXIES WILL HAVE THE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS, FOR ITEMS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy should be clearly marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Votes must be indicated by marking (x) in BLACK or BLUE ink. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

[            ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Dated: 2004

Signature

Signature if held jointly